SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                             FORM 8-K CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                      ------------------------------------

                Date of Report (Date of earliest event reported)

                                  May 14, 2003


                            DORCHESTER MINERALS, L.P.
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             (Exact name of registrant as specified in its charter)


        Delaware               000-50175                81-0551518
------------------------ -------------------- --------------------------------
(State of Incorporation) (Commission File No) (IRS Employer Identification No.)



      3738 Oak Lawn, Suite 300, Dallas, Texas                       75219
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     (Address of principal executive offices)                     (Zip Code)


                                 (214) 559-0300
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              (Registrant's telephone number, including area code)


                                       N/A
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          (Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure (Information Furnished in this Item 9 is also furnished pursuant to Item 12).

     Registrant is furnishing its press release dated May 14, 2003, which announces the Registrant's first quarter earnings. The text of the press release is included below.

     This information furnished under this Item 9 is also intended to be furnished under "Item 12. Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216.

NEWS RELEASE                                           Dorchester Minerals, L.P.
Release Date: May 14, 2003                         3738 Oak Lawn Ave., Suite 300
                                                        Dallas, Texas 75219-4379
Contact: Casey McManemin                                          (214) 559-0300
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            DORCHESTER MINERALS, L.P. ANNOUNCES FIRST QUARTER RESULTS

     DALLAS, TEXAS -- Dorchester Minerals, L.P. (the "Partnership") announced today the Partnership's net earnings for the first quarter ended March 31, 2003 ("Q1 2003") of $3,943,000, or $0.18 per common unit. This is the initial reporting period for the Partnership since the combination of the business and properties of Dorchester Hugoton, Ltd., Republic Royalty Company and Spinnaker Royalty Company was consummated on January 31, 2003. In accordance with applicable accounting rules, Dorchester Hugoton, Ltd. was deemed to be the acquirer of the Republic and Spinnaker assets. Consequently, Q1 2003 results reflect Dorchester Hugoton's operations during January and the Partnership's operations during February and March, and the acquisitions of Republic and Spinnaker's assets are recorded at the values assigned in accordance with purchase accounting rules. The value assigned to these assets results in depletion expense for periods subsequent to the combination that reflect a greater percentage of net operating revenues than experienced by Dorchester Hugoton. Q1 2003 earnings also reflect severance payments and other payments made by Dorchester Hugoton in connection with the combination transaction. Accounting methods require the first quarter 2003 Partnership results to be compared to the first quarter 2002 Dorchester Hugoton, Ltd. results.

     A comparison of results for the periods ending March 31, 2002 and March 31, 2003 are set forth below:

                                            Three Months            Two Months
                                               Ended                   Ended
                                              March 31,               March 31,
                                      -------------------------     -----------
                                         2003          2002             2003
                                      -----------   -----------     -----------

Net Operating Revenues                $13,956,000   $ 3,700,000     $11,543,000
Depreciation, Depletion, Amortization  (4,971,000)   (4,803,000)       (541,000)
All Other Expenses                     (5,042,000)   (1,342,000)     (1,055,000)
                                      -----------   -----------     -----------
Net Earnings                          $ 3,943,000   $ 1,817,000     $ 5,685,000
                                      ===========   ===========     ===========
Earnings Per Common Unit                    $0.18         $0.17           $0.21
                                            =====         =====           =====

     The Partnership's cash distributions reflect cash receipts attributable to its Net Profits Interests and Royalty Properties less cash disbursements attributable to Management Expenses and Direct Expenses. The Partnership's cash distributions are not comparable to its net earnings due to timing and other differences.

     Dorchester Minerals, L.P. is a Dallas area based owner of producing and non-producing natural gas and crude oil royalty, overriding royalty, net profits, and leasehold interests and its common units trade on the Nasdaq Stock Market under the symbol DMLP.

FORWARD-LOOKING STATEMENTS

     Portions of this document may constitute "forward-looking statements" as defined by federal law. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Examples of such uncertainties and risk factors include, but are not limited to, changes in the price or demand for oil and natural gas, changes in the operations on or development of the Partnership's properties, changes in economic and industry conditions and changes in regulatory requirements (including changes in environmental requirements) and the Partnership's financial position, business strategy and other plans and objectives for future operations. These and other factors are set forth in the Partnership's filings with the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       DORCHESTER MINERALS, L.P.
                                       Registrant

                                    by Dorchester Minerals Management LP
                                       its General Partner,
                                    by Dorchester Minerals Management GP LLC
                                       its General Partner



Date: May 14, 2003                     /s/ William Casey McManemin
                                       ---------------------------
                                       William Casey McManemin
                                       Chief Executive Officer